Exhibit 99.1

News Release

Contacts:	Select Energy Services
Chris George - VP, Investor Relations & Treasurer (713) 296-1073
IR@selectenergy.com

Dennard Lascar Investor Relations
Ken Dennard
713-529-6600
WTTR@dennardlascar.com

SELECT ENERGY SERVICES COMPLETES ACQUISITION OF NUVERRA ENVIRONMENTAL SOLUTIONS

Further strengthens Water Services segment through market and geographic consolidation as well as increased weighting to production-related solutions

Addition of sizable pipeline and disposal infrastructure footprint across the Haynesville, Bakken and Northeast to bolster the Water Infrastructure segment, with meaningful opportunity for future gathering and recycling infrastructure development

Addition of landfill operations in the Bakken region provides unique opportunity for service line expansion and industrial diversification

Cost and revenue synergies expected to provide meaningfully accretive financial benefits

HOUSTON, TX – February 23, 2022 – Select Energy Services, Inc. (NYSE: WTTR) (“Select” or the “Company”) today announced the completion of its previously announced acquisition of Nuverra Environmental Solutions, Inc. (“Nuverra”) (NYSE American: NES). The terms of agreement were approved by Nuverra’s two largest stockholders, Ascribe II Investments, LLC, Ascribe III Investments, LLC (together with Ascribe II Investments, LLC, “Ascribe”) and Gates Capital Management, Inc. (“Gates”), which together owned approximately 84% of Nuverra’s outstanding common stock. Effective with the opening of the market on February 24, 2022, Nuverra’s common stock will discontinue trading on the NYSE American as a result of the acquisition.

Nuverra common stockholders received 0.2551 shares of Select Class A common stock for each share of Nuverra common stock, and Nuverra’s outstanding warrants to purchase Nuverra common stock were converted into warrants to purchase Select Class A common stock. Additionally, Select expects to repay approximately $19 million of Nuverra debt in conjunction with closing.

The acquisition strengthens Select’s geographic footprint with a unique set of water logistics and infrastructure assets, particularly in the Bakken, Haynesville and Northeast, while continuing to expand Select’s production-related revenues. Select added more than 300,000 barrels per day of permitted daily disposal capacity in Texas, Louisiana, North Dakota, Montana and Ohio. When combined with Select’s existing assets and other recent acquisitions, this brings Select’s company-wide permitted daily disposal capacity to more than 2 million barrels per day. These newly acquired fixed infrastructure assets provide additional opportunities to develop recycling facilities as well as gathering pipeline systems to transport water more sustainably and economically.

Select also acquired a 60-mile underground twin pipeline network in the Haynesville Shale in Texas and Louisiana for the collection of produced water for transport to interconnected disposal wells and the delivery or re-delivery of water from water sources to operator locations for use in well completion activities. More than 60% of Nuverra’s disposal volumes in the Haynesville are currently delivered via the pipeline network, with the ability to handle disposal volumes of more than 100,000 barrels per day. Additionally, Nuverra operates a landfill facility in North Dakota located on a 50-acre site. The facility provides a unique opportunity for Select to expand its logistics capabilities into a new service offering. With current remaining available permitted capacity of approximately 1.3 million cubic yards, we believe the facility has the potential to be expanded up to a total of 5.8 million cubic yards of available capacity with additional permitting.

John Schmitz, Select’s Chairman, President and CEO, stated, “We are excited to close on the acquisition of Nuverra and welcome its more than 350 employees into the Select family. We believe this acquisition further expands Select’s leading sustainable water services and infrastructure footprint with additional service offerings, comprehensive infrastructure and geographic breadth. Additionally, we expect to capture revenue synergies and cost savings through the elimination of its public company costs. This acquisition represents a continuation of our strategic effort to improve and bolster our base business, advance our technology and diversification efforts, and execute on value-creating consolidation opportunities.

“We believe the acquisitions of Nuverra, in conjunction with our other recent acquisitions of Complete, Agua Libre, HB Rentals and UltRecovery, position us to see meaningful revenue and earnings growth in the year ahead. Ultimately, we look forward to realizing the benefits of these acquisitions across our scalable platform, and further developing and building upon this diversified portfolio of assets for our shareholders, employees, customers and other partners,” concluded Mr. Schmitz.

Additional information and commentary regarding this acquisition may be found in Select’s fourth quarter 2021 earnings announcement released yesterday as well as on Select’s earnings call to review its fourth quarter 2021 results.

Fourth Quarter 2021 Conference Call

Select has scheduled a conference call on Wednesday, February 23, 2022 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 201-389-0872 and ask for the Select Energy Services call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address http://investors.selectenergyservices.com/events-and-presentations. A telephonic replay of the conference call will be available through March 9, 2022 and may be accessed by calling 201-612-7415 using passcode 13726211#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select Energy Services is a leading provider of sustainable full life cycle water and chemical solutions to the unconventional oil and gas industry in the United States. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal. Select also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States. For more information, please visit Select’s website, http://www.selectenergy.com.

Advisors

Vinson & Elkins LLP acted as legal counsel to Select in connection with the Nuverra acquisition. Energy Capital Solutions, LLC acted as financial advisor to Select in connection with the Nuverra acquisition.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain current expectations about future results. Statements using words such as “believe,” “expect,” “will,” “estimate” and other similar expressions help identify forward-looking statements. Although Select and Nuverra believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, Select and Nuverra can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the benefits contemplated from the transaction may not be realized. Additional risks include: the ability of Select to successfully integrate Nuverra’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the consummation of the transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and volatility in the price of oil, natural gas, and natural gas liquids. Factors that could materially impact such forward-looking statements include, but are not limited to: the severity and duration of world health events, including the COVID-19 pandemic; actions by the members of OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of employees, remote work arrangements, performance of contracts and supply chain disruptions; the level of capital spending and access to capital markets by oil and gas companies in response to changes in commodity prices or reduced demand; any new or additional measures required by national, state or local governments to combat COVID-19, such as a COVID-19 vaccine mandate, which if enacted, could reduce labor availability or add additional operational costs; trends and volatility in oil and gas prices, and the ability to manage through such volatility; and other factors discussed in more detail in filings made by Select and Nuverra with the U.S. Securities Exchange Commission (the “SEC”). Actual results and outcomes may differ materially from those expressed in such forward-looking statements. Investors should not place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Select and Nuverra undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.